Exhibit 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-K of Hilb, Rogal and Hamilton Company for the year ended December 31, 2002, I, Andrew L. Rogal, Chief Executive Officer of Hilb, Rogal and Hamilton Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-K for the year ended December 31, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)  the information contained in such Form 10-K for the year ended December 31, 2002 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb, Rogal and Hamilton Company and its subsidiaries as of and for the periods presented in such Form 10-K.

By:

/s/  Andrew L. Rogal

Date:

  April 16, 2003

Andrew L. Rogal

Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Hilb, Rogal and Hamilton Company and will be retained by Hilb, Rogal and Hamilton Company and furnished to the Securities and Exchange Commission or its staff upon request.